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EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES



The following tabulation presents the calculation of primary and fully diluted earnings per common share for the three-month periods ended March 31, 1999 and 1998.

                                                                           Three Months Ended
                                                                               March 31,
                                                              --------------------------------------
                                                                     1998                    1997
                                                              --------------          --------------
Reported net income ................................          $      586,454          $      555,283

Earnings on common shares ..........................          $      586,454          $      555,283
                                                              ==============          ==============

Weighted average common shares outstanding - basic .               4,410,692               3,866,706
                                                              ==============          ==============


Earnings per common share - basic
  Income from continuing operations ................          $          .13          $          .14
                                                              ==============          ==============

  Net income .......................................          $          .13          $          .14
                                                              ==============          ==============

Weighted average common shares outstanding - diluted               4,520,569               3,908,781
                                                              ==============          ==============


Earnings per common share - diluted
  Income from continuing operations ................          $          .13          $          .14
                                                              ==============          ==============

  Net income .......................................          $          .13          $          .14
                                                              ==============          ==============








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